CONTACT:
Richard Gaetz, President/CEO Sean Washchuk, VP Finance/CFO Vitran Corporation Inc. 416/596-7664	Robert Rinderman Jaffoni & Collins Incorporated 212/835-8500 or VTNC@jcir.com

VITRAN REPORTS RECORD DILUTED EPS OF $0.42 IN 2005 Q3
ON 20 PERCENT INCREASE IN REVENUE

- Earnings Increase Streak Continues at 16 Straight Quarters -

TORONTO, ONTARIO (October 20, 2005) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced record quarterly financial results for the 2005 third quarter ended September 30, 2005 (all figures reported in $U.S.).

For the quarter, Vitran posted all-time records for net income of $5.4 million, earnings per diluted share of $0.42 and revenue of $116.2 million. In the comparable three-month period in the prior year, Vitran recorded net income of $4.5 million, or $0.36 per diluted share, on revenue of $97.0 million.

Vitran President and Chief Executive Officer Rick Gaetz, stated, “With the first full quarter following the closing of our Chris Truck Line (CTL) acquisition, we are delighted to report another period of record operating results, our 16th consecutive quarter with year-over-year earnings improvement. Importantly, CTL met our expectations and contributed to our improved LTL segment operating ratio.

“Although Vitran’s 2005 Q3 results were an all-time record, our reported results for the quarter would have been even better had it not been for the negative impact of both a prolonged strike at the Port of Vancouver, that was eventually resolved in mid-August, and two third quarter accidents that took place at our Truckload Segment.”

At September 30, 2005, the Company had $10.9 million in cash on hand and an additional $24.6 million of available credit as it continues to seek additional accretive acquisitions in the U.S. that will further expand Vitran’s growing North American presence.

For the nine-month period ended September 30, 2005, Vitran achieved net income of $12.9 million, or $1.01 per diluted share, on revenue of $315.2 million. In the year earlier period, the Company reported net income of $10.6 million, or $0.83 per diluted share, on revenue of $278.1 million.

Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment rose 31 percent during the 2005 third quarter to $7.7 million, led by a 27 percent revenue increase at the U.S. LTL business unit – buoyed by the CTL acquisition – and eight percent higher revenue from the Canadian business unit. The LTL segment’s consolidated OR (operating ratio) improved 50 basis points to 92.0, compared to 92.5 in the year-ago quarter. During the period, yields continued to show improvement at both the U.S. and Canadian LTL units. Vitran’s U.S. LTL business unit achieved an eight percent increase in revenue per shipment, and a 10 percent quarter over prior year quarter improvement in revenue per hundredweight. Its Canadian LTL business unit posted a 15 percent increase in revenue per shipment and revenue per hundredweight rose approximately 10 percent.

Vitran’s Logistics segment recorded 49 percent higher income from operations and an OR improvement to 94.8 in the 2005 third quarter, versus 95.9 in the prior year quarter. The Truckload segment had operating income of $0.4 million on revenue of $8.9 million during the three-month period.

Guidance Update
Vitran management maintained its 2005 diluted earnings per share guidance of $1.35 to $1.47.

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans” “intends”, “will”, “should”, ”expects”, “projects”, and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filing with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(tables follow)

VITRAN CORPORATION INC.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars)

	Sept. 30, 2005	Dec. 31, 2004
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$10,809	$7,375
Marketable securities	—	33,087
Accounts receivable	52,885	40,124
Inventory, deposits and prepaid expenses	7,354	5,924
Future income tax assets	1,675	3,667

	72,723	90,177
Capital assets	63,683	37,563
Goodwill	63,990	45,304

	$200,396	$173,044

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable & accrued liabilities	$42,333	$33,377
Income and other taxes payable	750	2,399
Current portion of long-term debt	5,283	3,030

	48,366	38,806
Long-term debt	12,622	11,507
Future income tax liabilities	4,847	3,546
Shareholders’ equity:
Common shares	63,361	60,798
Contributed surplus	797	323
Retained earnings	67,298	54,972
Cumulative translation adjustment	3,105	3,092

	134,561	119,185

	$200,396	$173,044

(Statements of Income follows)

VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands of $U.S., except share and per share amounts)

	Three Months	Three Months	Nine Months	Nine Months
	Ended September 30,	Ended September 30,	Ended September 30,	Ended September 30,
	2005	2004	2005	2004
Revenues	$116,226	$96,995	$315,217	$278,072
Operating expenses	96,061	82,269	262,947	236,508
Selling, general and administrative
expenses	10,399	7,267	29,011	23,631
Other income	-6	-29	-33	-142

	106,454	89,507	291,925	259,997
Income from operations before
depreciation	9,772	7,488	23,292	18,075
Depreciation expense	1,954	1,295	4,802	3,835

Income from operations before undernoted	7,818	6,193	18,490	14,240
Interest expense, net	171	7	209	87
Income from operations before income taxes	7,647	6,186	18,281	14,153
Income taxes	2,271	1,644	5,355	3,575

Net income	$5,376	$4,542	$12,926	$10,578

Earnings per share:
Basic	$0.43	$0.37	$1.04	$0.86

Diluted	$0.42	$0.36	$1.01	$0.83

Weighted average number of shares
Basic	12,584,358	12,339,956	12,481,840	12,241,013

Diluted	12,921,695	12,774,744	12,819,872	12,730,065

(Statement of Cash Flows follows)

VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands of United States dollars)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004

Cash provided by (used in):
Operations:
Net income	$5,376	$4,542	$12,926	$10,578

Items not involving cash from operations:
Depreciation expense	1,954	1,295	4,802	3,835
Future income taxes	2,030	1,726	2,677	1,557
Stock based compensation expense	181	119	474	177
Gain on sale of capital assets	(6)	(29)	(33)	(142)

	9,535	7,653	20,846	16,005
Change in non-cash working capital components	(3,961)	(480)	(6,658)	(7,221)

	5,574	7,173	14,188	8,784
Investing:
Purchase of capital assets	(10,806)	(915)	(17,651)	(3,993)
Proceeds on sale of capital assets	50	28	88	242
			(28,192)
Acquisition of subsidiary	(1,693)	—	—	—
Marketable securities	3,193	(148)	31,974	(439)

	(9,256)	(1,035)	(13,781)	(4,190)
Financing:
Revolving credit facility	5,074	—	5,074	—
Repayment of long-term debt	(570)	(2,169)	(1,710)	(6,146)
Issue of Common Shares upon exercise of stock options	18	503	60	1,402
Repurchase of Common Shares	(65)	—	(921)	—

	4,457	(1,666)	2,503	(4,744)
Effect of translation adjustment on cash	498	63	524	229

Increase (decrease) in cash position	1,273	4,535	3,434	79
Cash position, beginning of period	9,536	7,961	7,375	12,417

Cash position, end of period	$10,809	$12,496	$10,809	$12,496

Change in non-cash working capital components:
Accounts receivable	$(5,886)	$(2,343)	$(9,717)	$(9,179)
Inventory, deposits and prepaid expenses	534	(1,077)	(921)	(393)
Income and other taxes recoverable/payable	(1,565)	(1,019)	(1,649)	(1,078)
Accounts payable and accrued liabilities	2,956	3,959	5,629	3,429

	$(3,961)	$(480)	$(6,658)	$(7,221)

(additional financial information follows)

LTL Statistical Information — U.S. and CDN Divisions

For the quarter ended September 30, 2005

	U.S. LTL	Q. over Q.		CDN LTL	Q. over Q.
($U.S.) Division		% Change ($CDN)		Division	% Change
Revenue (000’s)	$56,824	26.7	Revenue (000's)	$47,350	7.6

No. of Shipments	459,192	17.3	No. of Shipments	221,415	(6.4)

Weight (000’s lbs)	640,602	14.9	Weight (000's lbs)	434,082	(1.9)

Revenue per shipment	$123.76	8.0	Revenue per shipment	$213.85	15.0

Revenue per CWT	$8.87	10.2	Revenue per CWT	$10.91	9.6

For the nine months ended
September 30,2005
	U.S. LTL	Yr. over Yr.		CDN LTL	Yr. over Yr.
($U.S.)	Division	% Change	($CDN)	Division	% Change

Revenue (000’s)	$149,460	15.1	Revenue (000's)	$133,808	6.1

No. of Shipments	1,250,312	9.6	No. of Shipments	645,642	(6.4)

Weight (000’s lbs)	1,743,199	5.8	Weight (000's lbs)	1,260,687	(4.5)

Revenue per shipment	$119.54	5.1	Revenue per shipment	$207.25	13.4

Revenue per CWT	$8.62	8.8	Revenue per CWT	$10.61	11.1

Supplementary Segmented Financial Information
(000’s of $U.S.)

For the quarter				For the quarter
ended September 30,				ended September 30,
2005				2004
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
	—	Operations	—		—	Operations	—

LTL	96,658	7,734	92.0	LTL	78,727	5,895	92.5

LOG	10,652	551	94.8	LOG	8,936	370	95.9

TL	8,916	441	95.1	TL	9,332	565	93.9

For the nine				For the nine months
months ended Sept.				ended Sept. 30,
30, 2005				2004
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
	—	Operations	—		—	Operations	—

LTL	259,191	17,620	93.2	LTL	224,943	13,459	94.0

LOG	29,144	1,531	94.7	LOG	25,872	1,142	95.6

TL	26,882	1,901	92.9	TL	27,527	1,500	94.5

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